Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund, Inc.
33-22179, 811-05570

An annual meeting of the shareholders of the Nuveen Premium Income Municipal Fund, Inc. (the
Fund) was held July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) directors to serve until their
2. successors shall have been duly elected and
3. qualified;

Approval of the Board Members was reached as follows:

Robert P. Bremner
For 57,163,437
Withhold 536,481

Lawrence H. Brown
For  57,190,404
Withhold 509,514

Jack B. Evans
For  57,169,055
Withhold  530,863

William C. Hunter
For 57,173,306
Withhold  526,612

David J. Kundert
For 57,171,776
Withhold  528,142

William J. Schneider, elected by Preferred shareholders only
For 17,678
Withhold  241

Timothy R. Schwertfeger, elected by Preferred shareholders
only
For 17,678
Withhold  241

Judith M. Stockdale
For 57,169,245
Withhold  530,673

Eugene S. Sunshine
For  57,171,507
Withhold  528,411

4. approve a new Investment Management
5. Agreement .

The number of shares voted in the affirmative:
56,382,930 and
the number of negative votes:  480,648

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012856.